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                                  EXHIBIT 99.3
                                FUTURELINK CORP.


 COMPAQ COMPUTER CORPORATION AND FUTURELINK FORM STRATEGIC PARTNERSHIP TO BUILD
         OUT ASP DATA CENTERS AND AGGRESSIVELY MARKET HOSTING SERVICES

IRVINE, CALIF. - DEC. 9, 1999 - FutureLink Corp. (OTC BB: FLNK), the leading Application Service Provider (ASP) with the largest installed base of application hosting platforms, today announces a partnership with Compaq Computer Corporation (NYSE: CPQ) to build out FutureLink's data centers exclusively with Compaq server solutions and services. Compaq has made an equity investment in common shares of FutureLink with proceeds to be used for co-marketing FutureLink's hosted application solutions.

The ASP industry is a rapidly emerging segment of the computer industry which, according to Forrester Research Inc., is projected to reach $6 billion by 2001. ASPs manage and deliver application capabilities to multiple entities from data centers across a wide area network. Through its network of data centers, FutureLink provides its ASP customers with access to complete computing solutions for a monthly subscription fee. FutureLink's service allows organizations to outsource all computing service and support, and precisely manage the total cost of technology ownership.

Under the terms of the agreement, Compaq has extended FutureLink a $20 million lease line of credit with which to provision FutureLink's data centers exclusively with Compaq server solutions and services. Compaq's high availability servers will provide FutureLink customers world-class management and performance of applications. FutureLink will initially deploy Compaq's products in its Irvine, Calif. and Calgary data centers. Additional data centers will be operational in 2000.

Compaq's $2.2 million equity investment in FutureLink will be dedicated to joint marketing efforts to promote FutureLink's hosted ASP services featuring Compaq hardware. Joint marketing programs will allow Compaq and FutureLink to align the strengths of their partners and channels.

"Compaq's partnership is an endorsement of our strategy with substantial financial support that will accelerate our growth," said FutureLink's Chief Executive Officer Philip R. Ladouceur. "This enables FutureLink to meet the burgeoning customer demand for additional data center capacity and gives us the marketing support to meet our aggressive growth objectives."

FutureLink President and Chief Operating Officer Glen C. Holmes added "FutureLink currently uses and installs Compaq servers in application hosting platforms implemented at customer sites. Compaq's state-of-the-art technology ensures that our customers enjoy access to their applications with the speed, simplicity and service of a utility."

"FutureLink has tapped the pent up demand for application services by offering a new and cost-effective IP option for enterprises," said Eduardo Pontoriero, vice president of Compaq's service provider business unit. "This partnership showcases Compaq's ability to move quickly, to offer the solutions and financing service providers need and to demonstrate Compaq's commitment to FutureLink's growth."

In mid-October a syndicate, led by Pequot Capital Management, invested $50 million in FutureLink in exchange for newly issued shares of Common Stock and Warrants. The funding enabled FutureLink to complete its announced acquisitions of Micro Visions of Irvine, Calif., Computer Networks, Inc. of Pleasanton, Calif. and Async Technologies, Inc. of Detroit, all


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leading North American Citrix resellers and systems integrators. In the fourth quarter, FutureLink announced definitive agreements to acquire VSI Technology Solutions, a leading mid-Atlantic server-based computing integrator and KNS, Europe's leading distributor of Citrix technology and consulting services, with a channel of 360 active U.K. resellers. These acquisitions establish FutureLink as one of the largest worldwide ASPs with a significant presence in the US, Canada and now Europe.

ABOUT FUTURELINK
FutureLink, The Computer Utility Company(TM), is a founder of the Application Service Provider (ASP) industry and a founding member of the ASP Industry Consortium. The company has the largest installed base of application hosting platforms with thousands of customers worldwide.

FutureLink's Application Hosting Services Division provides businesses with off-site, Internet-based computing, allowing subscribers to escape costly hardware/software upgrade cycles, precisely control total cost of technology ownership and focus on their core businesses. The division offers customers an all-inclusive, trouble-free ASP service at a predictable price and provides computing service as transparently and reliably as today's utilities deliver electricity, water and telephone service.

The company's Application Hosting Platforms Division builds application server farms and provides Citrix application server software integration services. With Application Hosting Platform solutions, FutureLink customers manage their own server farms, and provide ASP services to users with their own IT staff and FutureLink consultants.

For more information, contact FutureLink toll-free at (877) 216-6001; e-mail: sales@futurelink.net; or visit the FutureLink Web site at http://www.futurelink.net.


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Forward-looking statements and comments in this news release are made pursuant to safe harbor provisions of the Securities Exchange Act of 1934. Such statements relating to, among other things, the prospects for the companies to complete the transaction and enhance operating results, are necessary subject to risks and uncertainties, some of which are significant in scope and nature. These risks may be further discussed in periodic reports and registration statements to be filed by the company from time to time with the Securities and Exchange Commission in the future.


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